Exhibit 99.1

Teladoc Announces Proposed Sale of Shares of Common Stock

PURCHASE, NY (July 23, 2018) — Teladoc, Inc. (NYSE: TDOC) (“Teladoc”) today announced a proposed sale of shares of its common stock, which includes 5,000,000 shares offered by Teladoc and 263,740 shares received in connection with Teladoc’s recent acquisition of Advance Medical-HealthCare Management Services, S.A. (“Advance Medical”) and offered by certain entities affiliated with Summit Partners and certain former employees of Advance Medical (the “selling stockholders”). The underwriter has a 30-day option to purchase up to an additional 750,000 shares of common stock from the selling stockholders. The last reported sale price of Teladoc’s common stock on July 23, 2018 was $69.57 per share. The offering is expected to close and settle on or about July 26, 2018, subject to customary closing conditions.

The proceeds of the primary portion of the offering will be used by Teladoc for working capital and general corporate purposes, including the pursuit of strategic acquisitions, should they arise, and repayment of debt. Teladoc will not receive any proceeds from shares of common stock to be sold by the selling stockholders.

In connection with the offering, Teladoc, its directors, certain of its executive officers and the selling stockholders entered into customary lock-up agreements with the underwriter for 60 days following the date hereof, subject to certain exceptions, including that Teladoc will be permitted to, among other things, issue shares upon conversion of, or in exchange for, existing securities and issue shares in an amount up to 7.5% of the total number of shares of common stock issued and outstanding at the time of issuance in connection with (a) a transaction with a third party that includes a bona fide commercial or strategic relationship or (b) any acquisition of assets or of a majority or controlling portion of the equity of another entity.

Jefferies is acting as sole book-running manager for the offering. Jefferies proposes to offer the shares of common stock from time to time to purchasers directly or through agents, or through brokers in brokerage transactions on the New York Stock Exchange, in the over-the-counter market or to dealers in negotiated transactions or in a combination of such methods of sale, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices, subject to receipt and acceptance by the underwriter and subject to the underwriter’s right to reject any order in whole or in part.

Teladoc has filed an automatically effective registration statement (including a prospectus) relating to these securities with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents filed with the SEC for more information about Teladoc and this offering. You may obtain these documents free of charge by visiting the SEC’s website at www.sec.gov. A copy of the prospectus and any prospectus supplement related to the offering may be obtained from Jefferies by mail at Jefferies LLC, Attention: Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at (877)-821-7388 or by email at prospectus_department@jefferies.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Teladoc

Teladoc, Inc. (NYSE:TDOC) is the world’s largest provider of virtual healthcare delivery services. Recognized by MIT Technology Review as one of the “50 Smartest Companies,” Teladoc is forging a new healthcare experience with better convenience, outcomes and value. The company provides virtual access to high quality care and expertise with a portfolio of services and solutions — inclusive of coverage of 450 medical subspecialties — that spans the spectrum from non-urgent, episodic needs like flu and upper respiratory infections, to chronic, complicated medical conditions like cancer and congestive heart failure. By marrying the latest in data and analytics with its award-winning user experience and highly flexible technology platform, Teladoc has delivered millions of medical visits to patients around the globe.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 concerning Teladoc, the offering of the shares and other matters. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “believe,” “project,” “estimate,” “expect,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding our financing plans (including statements related to the offering of the shares), future revenues, future earnings, future numbers of members or clients, litigation outcomes, regulatory developments, market developments, new products and growth strategies, and the effects of any of the foregoing on our future results of operations or financial conditions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) risks related to the offering of the shares; (ii) changes in laws and regulations applicable to our business model; (iii) changes in market conditions and receptivity to our services and offerings; (iv) results of litigation; (v) the loss of one or more key clients; (vi) our ability to successfully integrate acquisitions; and (vii) changes to our abilities to recruit and retain qualified providers into our network. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our filings with the SEC, including, but not limited to, our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Media Contact:

Courtney McLeod

Director of Communications, Teladoc

914-265-6789

cmcleod@teladoc.com

Investor Contact:
Bob East

or

Asher Dewhurst

Westwicke Partners

443-213-0500

teladoc@westwicke.com